EXHIBIT 23.2



                     CONSENT OF REGISTERED
               INDEPENDENT PUBLIC ACCOUNTING FIRM



The Board of Directors
Delta Petroleum Corporation:



We consent to the incorporation by reference in this registration statement on Form S-3 of Delta Petroleum Corporation of our report dated September 3, 2004, with respect to the consolidated balance sheets of Delta Petroleum Corporation and subsidiaries as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended June 30, 2004, which report appears in the June 30, 2004 annual report on Form 10-K of Delta Petroleum Corporation; and to the reference to our firm under the heading "Experts" in the registration statement.

Our report dated September 3, 2004 refers to the adoption of Statement of Financial Accounting Standards No. 143, Accounting for Asset Retirement Obligations, as of July 1, 2002.




                                     /s/ KPMG LLP

                                     KPMG LLP


Denver, Colorado
November 30, 2004